Exhibit 99.1
[K-V Pharmaceutical Logo]
KV Pharmaceutical
2503 South Hanley Road
St Louis, MO 63144
FOR IMMEDIATE RELEASE
KV Pharmaceutical Voluntarily Suspends All Shipments of its
Approved Tablet-form Drugs
Initiates Nationwide Single Lot Recall of Hydromorphone HCl (2mg) Due to
Oversized Tablet
ST. LOUIS — Dec. 23, 2008 — KV Pharmaceutical (NYSE: KV-A) has advised the U.S. Food and Drug Administration (FDA) that, effective midnight Dec. 19, 2008, the company voluntarily suspended all shipments of all FDA approved drug products in tablet form. This action is being taken as a precautionary measure to allow KV to expeditiously review and enhance comprehensively the company’s manufacturing and quality systems, and to implement efficiency improvements in its production facilities. KV is keeping the FDA informed about the company’s plans.
KV Pharmaceutical is also recalling a single production lot of Hydromorphone HCl 2 mg tablets (Lot 90219, Exp: 3/2010; NDC 58177-0620-04), a pain management drug, following the report of an oversized tablet. Additional details on this recall were provided in an ETHEX Corporation press release also issued today and will be posted on www.kvpharmaceutical.com.
“We are convinced that holding product shipments is the fastest track to enhancing quality systems. The traditional approach of a methodical, slower track was an option, but Terry Hatfield, the new chairman of the KV Pharmaceutical board of directors, and I believe that the short-term, financial investment will better improve the quality reputation all stakeholders value,” David Van Vliet, newly appointed KV Pharmaceutical Interim CEO, said.
“I want to reassure patients, physicians, pharmacists, and care-givers that we are committed to providing them with safe and effective products,” said Van Vliet, who was named to the Interim CEO position on Dec. 5. “The company’s new leadership team is taking immediate action to identify all practices and processes that can be enhanced to improve the efficiency and consistency of the company’s manufacturing.”
“We will continue to work closely with the FDA as we move forward, giving these matters our highest priority,” Van Vliet said. “We have retained Lachman Consultants, a team of highly experienced experts from industry and government, to help us identify opportunities in the design and implementation of processes that assure sustainable compliance.”
At this time, the company is unable to determine when distribution of tablet-form products will resume, or estimate what the financial impact of the recall and suspension will be. While the specific financial impact of these events cannot be presently estimated, management believes that the Company’s operating results are likely to be materially adversely affected. The company generated net revenues in fiscal 2008 of $159 million from the products that are the subject of the current product shipment hold. The timing of re-starting shipments of the affected products will depend on the time required to implement the modifications guided by KV’s new leadership team and overseen by Lachman Consultants, keeping the FDA informed about actions taken. At this time, we do not anticipate that all of the manufacturing and quality assurance issues will be resolved by the end of the current fiscal year.
“KV’s leadership team is fully engaged and committed to this effort. These changes are an investment in the future success and growth of the company. While this will be a near-term hardship for KV, with reduced revenues and higher costs, we are committed to acting decisively and to making necessary enhancements across our operations. By taking these bold actions, we will emerge far stronger as a company,” Van Vliet said.
A full list of products included in the suspension of shipments can be viewed on the Company’s website at www.kvpharmaceutical.com, where a link can be found on the home page to “Products Effected by Shipment Suspension”.
About KV Pharmaceutical Company
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded drug subsidiary.
Safe Harbor
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning KV’s operations, future results and prospects. Such statements may be identified by the use of words like “plans”, “expect”, “aim”, “believe”, “projects”, “anticipates”, “commit”, “intend”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends.
All statements that address expectations or projections about the future, including without limitation, product development, product launches, regulatory approvals, market position, acquisitions, revenues, expenditures, resumption of distribution of tablet-form products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.
All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company’s customers; (12) the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries; (13) risks that the Company may not ultimately prevail in litigation, including challenges to our intellectual property rights by actual or potential competitors or to our ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Form 10-Q for the quarter ended June 30, 2008; (14) the possibility that KV’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect; (15) whether any product recalls or product introductions results in litigation, agency action or material damages; (16) the possibility that the findings of the Audit Committee inquiry referenced in the Company’s Form 10-Q for the quarter ended June 30, 2008, and Form 12b-25 filed with the SEC on November 13, 2008, could have a material impact on the Company’s financial results; (17) whether any suspension of shipments could have a material affect on the Company’s financial results; (18) the satisfaction or waiver of the other closing conditions in the previously disclosed Gestiva™ acquisition agreement; (19) the possibility that the auction rate securities held by the Company may not return to liquidity or at their face value; and (20) the risks detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission. This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company’s outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.
Contact:
Catherine Biffignani
KV Pharmaceutical Company
P: (314) 645-6600
E: cbiffignani@kvpharmaceutical.com